EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (No. 333-131792-01) pertaining to the 2006 Ashland Inc. Incentive Plan,

2.	Registration Statements on Form S-8 (Nos. 333-172019-01 and 333-186408-01) pertaining to the Amended and Restated 2011 Ashland Inc. Incentive Plan,

3.	Registration Statement on Form S-8 (No. 333-201895-01) pertaining to the Amended and Restated 2015 Ashland Inc. Incentive Plan,

4.	Registration Statement on Form S-8 (No. 333-201053-01) pertaining to the Inducement Restricted Stock Award (Wulfsohn),

5.	Registration Statement on Form S-8 (No. 33-62091-01) pertaining to the Ashland Inc. Deferred Compensation Plan,

6.
Registration Statement on Form S-8 (No. 33-52125-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (Formerly known as Ashland Oil, Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors),

7.	Registration Statement on Form S-8 (No. 333-122269-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005),

8.	Registration Statement on Form S-8 (No. 333-122270-01) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005),

9.	Registration Statements on Form S-8 (Nos. 33-32612-100, 333-157040-01 and 333-203840-01) pertaining to the Ashland Inc. Employee Savings Plan,

10.	Registration Statement on Form S-8 (No. 33-49907-100) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan,

11.
Registration Statement on Form S-8 (No. 333-155386-01) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan and the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors and the Hercules Incorporated 1993 Non-Employee Director Stock Accumulation Deferred Compensation Plan,

12.
Registration Statements on Form S-8 (Nos. 333-155396-01 and 333-203840-01) pertaining to the Ashland Inc. Union Employee Savings Plan (Formerly known as the Hercules Incorporated Savings and Investment Plan),

13.	Registration Statements on Form S-8 (Nos. 333-184109-01 and 333-203840-01) pertaining to the International Specialty Products Inc. 401(k) Plan,

14.	Registration Statement on Form S-8 (No. 333-212773-01) pertaining to the Inducement Restricted Stock Award (Wulfsohn) and the Inducement Restricted Stock Award (Meixelsperger),

15.	Registration Statement on Form S-8 (No. 333-212127-01) pertaining to the Inducement Restricted Stock Award (Meixelsperger),

16.	Registration Statement on Form S-3ASR (No. 333-214069) of Ashland Global Holdings Inc.
of our report dated November 24, 2014, except for Note S which is as of November 21, 2016, relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
November 21, 2016